                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 3, 1997, in the Registration Statement (Form S-4) and related Prospectus of Booth Creek Ski Holdings, Inc. for the registration of $116,000,000 of its Series B 12.5% Senior Notes due 2007.

                                          ERNST & YOUNG LLP

Milwaukee, Wisconsin
April 24, 1997

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated January 25, 1997, with respect to the financial statements of Waterville Valley Ski Area Ltd. included in the Registration Statement (Form S-4) and related Prospectus of Booth Creek Ski Holdings, Inc. for the registration of $116,000,000 of its Series B 12.5% Senior Notes due 2007.

                                          ERNST & YOUNG LLP

Boston, Massachusetts
April 24, 1997